UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  26 May 2011

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32349

Bermuda
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

441 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item No.  2.02 - Results for the 13 weeks ended April 30, 2011

SIGNET REPORTS 47.5% INCREASE IN EPS FOR FIRST QUARTER
DRIVEN BY A 10.2% RISE IN SAME STORE SALES

HAMILTON, Bermuda, May 26, 2011 - Signet Jewelers Limited ("Signet") (NYSE and LSE: SIG), the world's largest specialty retail jeweler, today announced its results for the 13 weeks ended April 30, 2011 ("Q1 Fiscal 20121").

Highlights

•	Same store sales: up 10.2%
•	Total sales: $887.3 million, up 10.2%
•	Income before income taxes: $117.8 million, up $43.7 million or 59.0%
•	Basic and diluted earnings per share: both $0.87, up 47.5% and 50.0%
respectively
•	New $400 million revolving credit facility entered into on May 24, 2011

Mike Barnes, Chief Executive Officer, commented: "We are very pleased with our strong start to the year, leading to record results for the first quarter.  Our performance was led by our US division, with the UK division continuing to operate well in a challenging economy.  We believe we continued profitable market share gains due to favorable reception to our product offerings as a result of superior quality and craftsmanship, attentive customer service and memorable marketing campaigns.  I would like to thank all at Signet that contributed to this great performance.

The strong sales momentum has continued into the start of the second quarter, and our focus remains on enhancing our sustainable competitive advantages, improving our execution and maintaining financial flexibility.  We remain well positioned to continue to increase sales productivity and achieve our financial objectives for this year."

Conference Call
There will be a conference call today at 8:30 a.m. Eastern Time (1:30 p.m. BST and 5:30 a.m. Pacific Time) and a simultaneous audio webcast and slide presentation available at www.signetjewelers.com.  The slides are available to be downloaded from the website ahead of the conference call.  To help ensure the conference call begins in a timely manner, all participants should dial in 5 to 10 minutes prior to the scheduled start time.  The call details are:

US dial-in:	+1 (212) 444 0412	Access code: 2298064
European dial-in:	+44 (0)20 7806 1953	Access code: 2298064

A replay of the conference call and a transcript of the call will be posted on Signet's website as soon as is practical after the call has ended and will be available for one year.

____________
1. Fiscal 2011 is the year ended January 29, 2011 and Fiscal 2012 is the year ending January 28, 2012.

FIRST QUARTER FISCAL 2012 OVERVIEW

The strong results for Q1 Fiscal 2012 were led by a same store sales increase of 10.2% (Q1 Fiscal 2011: 5.8%), total sales were up by 10.2% to $887.3 million (Q1 Fiscal 2011: $805.4 million) and operating margin improved by 310 basis points to 13.4% (Q1 Fiscal 2011: 10.3%).  As a result, income before income taxes and diluted earnings per share rose to $117.8 million (Q1 Fiscal 2011: $74.1 million) and $0.87 (Q1 Fiscal 2011: $0.58), up by 59.0% and 50.0% respectively.

Free cash flow was $92.4 million (Q1 Fiscal 2011: $177.9 million); non-GAAP measure, see Note 3. At April 30, 2011, Signet had no long term debt (May 1, 2010: $229.1 million) and cash and cash equivalents of $394.1 million (May 1, 2010: $447.1 million).

NEW REVOLVING CREDIT FACILITY

On May 24, 2011, Signet entered into a $400 million senior unsecured multi-currency five year revolving credit facility agreement that will be used for working capital requirements and general corporate purposes.  The new credit agreement provides improved credit terms, lower fees and applicable interest rate margins and provides an enhanced financial structure until 2016.

The new facility replaces an existing $300 million facility entered into in June 2008, which was due to expire in June 2013.  Unamortized facility fees of $1.3 million associated with the prior credit agreement will be written off in the quarter ending July 30, 2011.

RESULTS OF OPERATIONS

Sales and operating income
In Q1 Fiscal 2012, Signet's same store sales were up 10.2%, compared to a rise of 5.8% in Q1 Fiscal 2011.  Total sales rose by 10.2% to $887.3 million (Q1 Fiscal 2011: $805.4 million).  The breakdown of the sales performance is set out in Table 1 below.

Table 1	Q1 Fiscal 2012
	US	UK	Signet
Sales, million	$738.0	$149.3	$887.3
% of total	83.2%	16.8%	100.0%

	US	UK	Signet
	%	%	%
Change in same store sales	12.5	0.2	10.2
Change in store space	(1.1)	(1.5)	(1.2)
Total change in sales at constant exchange rates1,2	11.4	(1.3)	9.0
Exchange translation impact1	-	5.8	1.2
Change in sales as reported	11.4	4.5	10.2
____________
1.  The average US dollar to pound sterling exchange rate in Q1 Fiscal 2012 was $1.62 (Q1 Fiscal 2011: $1.53).
2.  Non-GAAP measure, see Note 3.

In Q1 Fiscal 2012, Signet's gross margin was $349.7 million (Q1 Fiscal 2011: $293.6 million), up by $56.1 million or 19.1%.  The gross margin rate increased by 290 basis points to 39.4% (Q1 Fiscal 2011: 36.5%), with the gross merchandise margin up by 50 basis points.  The US division's gross merchandise margin was up by 70 basis points compared to Q1 Fiscal 2011, benefiting from selective price increases and reduced discounting, which more than offset higher commodity costs.  The UK division's gross merchandise margin declined by 30 basis points, with the impact of an increase in the cost of commodities, a higher value added tax rate, and currency hedging benefits in Q1 Fiscal 2011 that were not repeated, being largely offset by a number of price increases.

Gross margin also benefited from an improved net bad debt to total US sales ratio compared to Q1 Fiscal 2011 and leverage on store occupancy costs in the US division.  The net bad debt to total US sales ratio was 1.6% (Q1 Fiscal 2011: 2.6%).  In-house customer finance participation in the US division was 53.8% (Q1 Fiscal 2011: 51.9%).

Selling, general and administrative expenses for Q1 Fiscal 2012 were $263.8 million (Q1 Fiscal 2011: $238.5 million), up by 10.6%.  The US division's expenses were well controlled and increases primarily reflected additional advertising expenses, performance based bonus accruals and targeted increases in other employee-related costs.  In the UK division, selling, general and administrative expenses were also tightly controlled at constant exchange rates, but increased in US dollars due to movements in exchange rates.  Unallocated costs, principally central costs, which include corporate and general administrative functions, were $7.3 million (Q1 fiscal 2011: $4.2 million), primarily reflecting changes in executive management structure.

In Q1 Fiscal 2012, other operating income increased by $5.1 million to $32.8 million (Q1 Fiscal 2011: $27.7 million), up by 18.4%.  This reflected a higher level of outstanding receivable balances.

In Q1 Fiscal 2012, net operating income increased by $35.9 million to $118.7 million (Q1 Fiscal 2011: $82.8 million), up 43.4%.  The US division's net operating income increased by $37.8 million to $126.2 million (Q1 Fiscal 2011: $88.4 million), up 42.8%, while the net operating loss of the UK division decreased by $1.2 million to $0.2 million (Q1 Fiscal 2011: $1.4 million loss).

Operating margin increased by 3.1% to 13.4% (Q1 Fiscal 2011: 10.3%).  The US division's operating margin was up by 380 basis points to 17.1% (Q1 Fiscal 2011: 13.3%) and that of the UK division improved by 90 basis points to (0.1)% (Q1 Fiscal 2011: (1.0)%).

Interest expense, net
In Q1 Fiscal 2012, interest income was $0.6 million (Q1 Fiscal 2011: $0.1 million).  Interest expense was $1.5 million (Q1 Fiscal 2011: $8.8 million), the decrease reflected the prepayment during Fiscal 2011 of $280.0 million of private placement notes that incurred a blended fixed rate of interest of 8.11%.

Income before income taxes
For Q1 Fiscal 2012, income before income taxes increased by $43.7 million to $117.8 million (Q1 Fiscal 2011: $74.1 million), up 59.0%.

Income taxes
Income tax expenses in Q1 Fiscal 2012 were $42.4 million (Q1 Fiscal 2011: $23.8 million), an effective tax rate of 36.0% (Q1 Fiscal 2011: 32.1%).  The increase in the effective tax rate was due to a greater proportion of US income taxed at higher rates and the favorable resolution of non-recurring prior year tax issues in Q1 Fiscal 2011.

Net income
Net income for Q1 Fiscal 2012 increased by $25.1 million to $75.4 million (Q1 Fiscal 2011: $50.3 million), up 49.9%.

Earnings per share
For Q1 Fiscal 2012, basic and diluted earnings per share were both $0.87 (Q1 Fiscal 2011: $0.59 and $0.58), an increase of 47.5% and 50.0% respectively.

DIVISIONAL REVIEW

US division (about 80% of annual sales)
In Q1 Fiscal 2012, the US division's sales were up by 11.4% to $738.0 million (Q1 Fiscal 2011: $662.5 million) and same store sales increased by 12.5% compared to a rise of 7.3% in Q1 Fiscal 2011.  See Table 2 below for further analysis of sales.

Table 2			Change from previous year
Q1 Fiscal 2012		Average		Same	Average
		unit selling	Total	store	unit selling
Sales		price1	sales	sales	price1
Kay	$435.4m	$360	13.4%	13.9%	11.8%
Jared	$227.8m	$798	12.7%	11.8%	7.7%
Regional brands	$74.8m	$385	(2.1)%	6.5%	13.7%
US division	$738.0m	$426	11.4%	12.5%	12.1%

____________

1.  Excludes the charm bracelet category, a product with an average unit selling price considerably lower, and a multiple purchase and frequency of purchase much greater, than products historically sold by the division.

Stores opened and closed in Q1 Fiscal 2012 are set out in Table 3 below.

Table 3	Kay	Kay	Regional			Annual net
	mall1	off-mall	brands	Jared2	Total	space change
January 29, 2011	780	128	229	180	1,317	(2)%
Opened	1	1	-	-	2
Closed	(2)	-	(3)	-	(5)
April 30, 2011	779	129	226	180	1,314
Openings, planned	8	11	-	4	23
Closures, planned	(5)	(7)	(18)	-	(30)
January 28, 2012	782	133	208	184	1,307	0%
____________
1.  Includes stores in downtown locations.
2.  A Jared store is equivalent in size to about four mall stores.

UK division (about 20% of annual sales)
In Q1 Fiscal 2012, the UK division's sales were up by 4.5% to $149.3 million (Q1 Fiscal 2011: $142.9 million), down 1.3% at constant exchange rates; non-GAAP measure, see Note 3.  Same store sales increased by 0.2%, compared to a decline of 0.2% in Q1 Fiscal 2011.  See Table 4 below for further analysis of sales.

Table 4			Change from previous year
Q1 Fiscal 2012		Average		Sales at		Average
		unit		constant	Same	Unit
		selling	Total	exchange	store	Selling
	Sales	price1,2	sales	rates3,4	sales	price2
H.Samuel	$79.5m	£61	6.7%	0.7%	2.7%	8.9%
Ernest Jones5	$69.8m	£279	2.1%	(3.5)%	(2.4)%	10.3%
UK division	$149.3m	£97	4.5%	(1.3)%	0.2%	9.0%
____________
1. The average unit selling price2 for H.Samuel was $99, for Ernest Jones was $452 and for the UK division was $157.
2. Excludes the charm bracelet category, a product with an average unit selling price considerably lower, and a multiple purchase and frequency of purchase much greater, than product historically sold by the division.
3. Non-GAAP measure, see Note 3.
4. The exchange translation impact on the total sales of H.Samuel was 6.0%, and for Ernest Jones was 5.6%.
5. Includes stores selling under the Leslie Davis nameplate.

Stores opened and closed in Q1 Fiscal 2012, together with planned changes for the balance of Fiscal 2012 are set out below.

Table 5		Ernest		Annual net
	H.Samuel	Jones1	Total	space change
January 29, 2011	338	202	540	(2)%
Opened	-	-	-
Closed	(1)	(1)	(2)
April 30, 2011	337	201	538
Openings, planned	1	2	3
Closures, planned	(12)	(7)	(19)
January 28, 2012	326	196	522	(3)%
____________
1. Includes stores selling under the Leslie Davis nameplate.

Enquiries:	Mike Barnes, Chief Executive Officer, Signet Jewelers	+1 441 296 5872
	Ron Ristau, Chief Financial Officer, Signet Jewelers	+1 441 296 5872

Press:	Alecia Pulman, ICR, Inc	+1 203 682 8224
	Jonathan Glass, Brunswick	+44 (0)20 7404 5959

Signet operated 1,852 specialty retail jewelry stores at April 30, 2011, these included 1,314 stores in the US, where its store concepts include "Kay Jewelers", "Jared The Galleria Of Jewelry" and a number of regional names.  At the same date, Signet also operated 538 stores in the UK, where its store concepts are "H.Samuel", "Ernest Jones" and "Leslie Davis".  Further information on Signet is available at www.signetjewelers.com.  See also www.kay.com, www.jared.com, www.hsamuel.co.uk and www.ernestjones.co.uk.

Investor Relations Program Details

Piper Jaffray Consumer Conference, New York
Signet will be taking part in the Piper Jaffray Consumer Conference in New York on Wednesday, June 8, 2011.  Present will be Mike Barnes, Chief Executive Officer, and Ron Ristau, Chief Financial Officer. The presentation, which is scheduled for 11:50 a.m. Eastern Time, will be available on www.signetjewelers.com.

Annual General Meeting of Shareholders
The annual general meeting is to be held at 11:00 a.m. Eastern Time on June 16, 2011 at the Hilton Akron/Fairlawn, 3180 West Market Street, Akron, OH, 44333, USA.

Jefferies Consumer Conference, Nantucket, MA
Signet will be attending the Jeffries Consumer Conference, in Nantucket, MA on Wednesday, June 22, 2011.  Present will be Mike Barnes, Chief Executive Officer, and Ron Ristau, Chief Financial Officer.

Second Quarter Results
The second quarter results for the 13 weeks ending July 30, 2011 are expected to be announced on Thursday, August 25, 2011.

This release contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements, based upon management's beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this release and include statements regarding, among other things, Signet's results of operation, financial condition, liquidity, prospects, priorities, growth, strategies and the industry in which Signet operates.  The use of the words "expects," "intends," "anticipates," "estimates," "predicts," "believes," "should," "potential," "may," "forecast," "objective," "plan," or "target," and other similar expressions are intended to identify forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including but not limited to general economic conditions, the merchandising, pricing and inventory policies followed by Signet, the reputation of Signet and its brands, the level of competition in the jewelry sector, the cost and availability of diamonds, gold and other precious metals, regulations relating to consumer credit, seasonality of Signet's business, financial market risks, deterioration in consumers' financial condition, exchange rate fluctuations, changes in consumer attitudes regarding jewelry, management of social, ethical and environmental risks, inadequacy in and disruptions to internal controls and systems, changes in assumptions used in making accounting estimates relating to items such as extended service plans and pensions, and risks relating to Signet being a Bermuda corporation.

For a discussion of these and other risks and uncertainties which could cause actual results to differ materially, see the "Risk Factors" section of Signet's Fiscal 2011 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 30, 2011.  Actual results may differ materially from those anticipated in such forward-looking statements.  Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Condensed consolidated income statements
(Unaudited)
	13 weeks ended	13 weeks ended
	April 30, 2011	May 1, 2010
	$million	$million

Sales	887.3	805.4
Cost of sales	(537.6)	(511.8)

Gross margin	349.7	293.6
Selling, general and administrative expenses	(263.8)	(238.5)
Other operating income, net	32.8	27.7

Operating income, net	118.7	82.8
Interest expense, net	(0.9)	(8.7)

Income before income taxes	117.8	74.1
Income taxes	(42.4)	(23.8)

Net income	75.4	50.3

Earnings per share - basic	$0.87	$0.59
- diluted	$0.87	$0.58

The accompanying notes are an integral part of these condensed consolidated financial statements.

Condensed consolidated balance sheets
(Unaudited)

	April 30, 2011	January 29, 2011	May 1, 2010
	$million	$million	$million

Assets

Current assets:
Cash and cash equivalents	394.1	302.1	447.1
Accounts receivable, net	904.3	935.9	801.7
Other receivables	25.2	38.2	25.2
Other current assets	84.6	79.2	69.0
Deferred tax assets	2.7	2.7	0.7
Inventories	1,221.2	1,184.2	1,122.0

Total current assets	2,632.1	2,542.3	2,465.7

Non-current assets:
Property, plant and equipment, net of accumulated depreciation of $639.1 million, $614.4 million, and $577.8 million, respectively	343.6	351.5	375.2
Other intangible assets, net of accumulated amortization of $33.9 million, $31.3 million, and $25.0 million, respectively	29.7	27.5	23.6
Other assets	60.9	59.7	59.1
Deferred tax assets	106.2	86.0	111.4
Retirement benefit asset	27.1	22.8	-

Total assets	3,199.6	3,089.8	3,035.0

Liabilities and Shareholders' equity

Current liabilities:
Loans and overdrafts	28.0	31.0	47.2
Accounts payable	144.9	125.9	104.2
Accrued expenses and other current liabilities	247.2	292.4	233.9
Deferred revenue	142.5	146.0	134.7
Deferred tax liabilities	102.2	77.1	79.6
Income taxes payable	43.4	38.6	32.1

Total current liabilities	708.2	711.0	631.7

Non-current liabilities:
Long-term debt	-	-	229.1
Other liabilities	86.4	86.6	78.9
Deferred revenue	360.5	353.2	343.6
Retirement benefit obligation	-	-	1.8

Total liabilities	1,155.1	1,150.8	1,285.1

Shareholders' equity:
Common shares of $0.18 par value: authorized 500 million shares, 86.8 million shares issued and outstanding (January 29, 2011: 86.2 million shares issued and outstanding; May 1, 2010: 85.5 million shares issued and outstanding)	15.5	15.5	15.4
Additional paid-in capital	206.2	196.8	172.4
Other reserves	235.2	235.2	235.2
Treasury shares	-	-	-
Retained earnings	1,737.7	1,662.3	1,512.2
Accumulated other comprehensive loss	(150.1)	(170.8)	(185.3)

Total shareholders' equity	2,044.5	1,939.0	1,749.9

Total liabilities and shareholders' equity	3,199.6	3,089.8	3,035.0

The accompanying notes are an integral part of these condensed consolidated financial statements.

Condensed consolidated statements of cash flows
(Unaudited)

	13 weeks ended	13 weeks ended
	April 30, 2011	May 1, 2010
	$million	$million

Cash flows from operating activities:
Net income	75.4	50.3
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property, plant and equipment	20.4	22.4
Amortization of other intangible assets	2.1	2.0
Pension	(2.7)	(1.9)
Share-based compensation	2.7	2.3
Deferred taxation	(0.5)	5.3
Facility amendment fee amortization and charges	0.2	2.3
Other non-cash movements	(0.1)	(0.7)

Changes in operating assets and liabilities:
Decrease in accounts receivable	32.0	55.1
Decrease in other receivables and other assets	11.9	2.3
Decrease in other current assets	8.1	9.5
(Increase)/decrease in inventories	(24.3)	38.9
Increase in accounts payable	17.9	38.5
Decrease in accrued expenses and other liabilities	(47.3)	(33.6)
Increase in deferred revenue	3.5	2.8
Increase/(decrease) in income taxes payable	4.7	(11.1)
Effect of exchange rate changes on currency swaps	1.3	(0.2)

Net cash provided by operating activities	105.3	184.2

Investing activities:
Purchase of property, plant and equipment	(8.8)	(4.7)
Purchase of other intangible assets	(4.1)	(1.6)

Net cash used in investing activities	(12.9)	(6.3)

Financing activities:
Proceeds from issue of common shares	4.0	0.8
Credit facility fees paid	(0.2)	(1.0)
(Repayment of)/proceeds from short-term borrowings	(4.0)	3.1
Repayment of long-term debt	-	(50.9)

Net cash used in financing activities	(0.2)	(48.0)

Effect of exchange rate changes on cash and cash equivalents	(0.2)	1.0

Cash and cash equivalents at beginning of period	302.1	316.2
Increase in cash and cash equivalents	92.2	129.9

Cash and cash equivalents at end of period	394.1	447.1

The accompanying notes are an integral part of these condensed consolidated financial statements.

1. Basis of preparation

Signet Jewelers Limited (the "Company") and its subsidiaries (collectively, "Signet") is a leading retailer of jewelry, watches and associated services. Signet manages its business as two geographical segments, being the United States of America (the "US") and the United Kingdom (the "UK"). The US division operates retail stores under brands including Kay Jewelers, Jared The Galleria Of Jewelry and various regional brands, while the UK division's retail stores operate under brands including H.Samuel and Ernest Jones.

These condensed consolidated financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") have been condensed or omitted from this report, as is permitted by such rules and regulations. In the opinion of management, the accompanying condensed consolidated financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation of the results for the interim periods. It is suggested that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements and notes included in Signet's Annual Report on Form 10-K for the year ended January 29, 2011.

Correction of immaterial error
During the third quarter of Fiscal 2011, Signet changed its accounting for extended service plans. Previously, revenue from the sale of extended service plans was deferred, net of direct costs arising from the sale, and was recognized in proportion to the historical actual claims incurred. Signet has conducted a review of the claims cost patterns, including estimates of future claims costs expected to be incurred, and concluded that the deferral period required extension and that claims cost is a more appropriate basis for revenue recognition than the number of claims incurred. In addition, Signet now defers all revenues and recognizes direct costs in proportion to the revenue recognized. The policy is in accordance with ASC 605-20-25. The impact resulted in an overstatement of extended service plan revenue and an understatement of deferred revenue. These plans are only sold by the US division and therefore only affect the US segment reporting.

Signet evaluated the effects individually and in the aggregate and determined that its prior period financial statements were not materially misstated. However, Signet determined that the cumulative effect of adjusting this in the third quarter of Fiscal 2011 would be material to the Fiscal 2011 financial statements. Therefore, Signet adjusted the affected prior periods and presented the results in this quarterly report.

As a result of applying this correction, the following consolidated balance sheet, consolidated income statement and consolidated statement of cash flows were impacted as follows:

Impact on consolidated balance sheet	May 1, 2010
	$million
	Amounts previously reported	As corrected

Assets
Current assets:
Other current assets	51.1	69.0
Total current assets	2,447.8	2,465.7
Non-current assets:
Other assets	12.0	59.1
Deferred tax assets	52.8	111.4
Total assets	2,911.4	3,035.0

Liabilities and Shareholders' equity
Current liabilities:
Deferred revenue	115.9	134.7
Total current liabilities	612.9	631.7
Non-current liabilities:
Deferred revenue	143.1	343.6
Total liabilities	1,065.8	1,285.1
Total shareholders' equity	1,845.6	1,749.9
Total liabilities and shareholders' equity	2,911.4	3,035.0

Impact on consolidated income statement	13 weeks ended
	May 1, 2010
	$million
	Amounts previously reported	As corrected

Sales	810.0	805.4
Cost of sales	(513.7)	(511.8)
Gross margin	296.3	293.6
Operating income	85.5	82.8
Income before income taxes	76.8	74.1
Income taxes	(24.8)	(23.8)
Net income	52.0	50.3
Earnings per share - basic	$0.61	$0.59
Earnings per share - diluted	$0.60	$0.58

Impact on consolidated statement of cash flows	13 weeks ended
	May 1, 2010
	$million
	Amounts previously reported	As corrected

Cash flows from operating activities:
Net income	52.0	50.3
Adjustments to reconcile net income to cash
provided by operating activities:
Deferred income taxes	6.3	5.3
Changes in operating assets and liabilities:
Decrease in other receivables and other assets	3.7	2.3
Decrease in other current assets	10.0	9.5
(Increase)/decrease in deferred revenue	(1.8)	2.8
Net cash provided by operating activities	184.2	184.2

2. Foreign currency translation

The exchange rates used in these financial statements for the translation of UK pound sterling transactions and balances into US dollars are follows:

	13 weeks ended April 30, 2011	52 weeks ended January 29, 2011	13 weeks ended May 1, 2010

Income statement (average rate)	1.62	1.55(1)	1.53
Balance sheet (period end rate)	1.67	1.59	1.53

1.  Not meaningful to these financial statements as the 52 week income statement is not presented.

The average exchange rate is used to prepare the income statement for the 13 weeks ended April 30, 2011 and May 1, 2010, and is calculated from the weekly average exchange rates weighted by sales of the UK division.

3. Non-GAAP measures and other information

Income statement as a percentage of sales

	13 weeks ended April 30, 2011	13 weeks ended May 1, 2010
	%	%

Sales	100.0	100.0
Cost of sales	(60.6)	(63.5)

Gross margin	39.4	36.5

Selling, general and administrative expenses	(29.7)	(29.6)
Other operating income, net	3.7	3.4

Operating income, net	13.4	10.3
Interest expense, net	(0.1)	(1.1)

Income before income taxes	13.3	9.2
Income taxes	(4.8)	(3.0)

Net income	8.5	6.2

A number of non-GAAP measures are used by management to analyze and manage the performance of the business, and the required disclosures for these non-GAAP measures are given below. Management does not, nor does it suggest investors should, consider such non-GAAP measures in isolation from, or in substitution for, information prepared in accordance with US GAAP.

Income statement at constant exchange rates

Movements in the US dollar to pound sterling exchange rate have an impact on Signet's results. The UK division is managed in pounds sterling as sales and costs are incurred in that currency and its results are then translated into US dollars for external reporting purposes. Management believes it assists in understanding the performance of Signet and its UK division if constant currency figures are given. This is particularly so in periods when exchange rates are volatile. The constant currency amounts are calculated by retranslating the prior year figures using the current year's exchange rate. Management considers it useful to exclude the impact of movements in the pound sterling to US dollar exchange rate to analyze and explain changes and trends in Signet's sales and costs.

a) First quarter Fiscal 2012 percentage change in results at constant exchange rates

	13 weeks ended April 30, 2011	13 weeks ended May 1, 2010	Change	Impact of exchange rate movement	13 weeks ended May 1, 2010 at constant exchange rates (non-GAAP)	Change at constant exchange rates (non-GAAP)
	$million	$million	%	$million	$million	%

US	738.0	662.5	11.4	-	662.5	11.4
UK	149.3	142.9	4.5	8.4	151.3	(1.3)
Sales	887.3	805.4	10.2	8.4	813.8	9.0
Cost of sales	(537.6)	(511.8)	5.0	(6.2)	(518.0)	3.8
Gross margin	349.7	293.6	19.1	2.2	295.8	18.2
Selling, general and administrative expenses	(263.8)	(238.5)	10.6	(2.6)	(241.1)	9.4
Other operating income, net	32.8	27.7	18.4	-	27.7	18.4
Operating income, net	118.7	82.8	43.4	(0.4)	82.4	44.1
Interest expense, net	(0.9)	(8.7)	(89.7)	-	(8.7)	(89.7)
Income before income taxes	117.8	74.1	59.0	(0.4)	73.7	59.8
Income taxes	(42.4)	(23.8)	78.2	0.1	(23.7)	78.9
Net income	75.4	50.3	49.9	(0.3)	50.0	50.8

Earnings per share - basic	$0.87	$0.59	47.5	$(0.01)	$0.58	50.0
Earnings per share - diluted	$0.87	$0.58	50.0	-	$0.58	50.0

Operating income/(loss), net
US	126.2	88.4	42.8	-	88.4	42.8
UK	(0.2)	(1.4)	(85.7)	(0.1)	(1.5)	(86.7)
Unallocated	(7.3)	(4.2)	73.8	(0.3)	(4.5)	62.2
Operating income, net	118.7	82.8	43.4	(0.4)	82.4	44.1

b) Net cash

Net cash is the total of loans, overdrafts and long term debt less cash and cash equivalents, and is helpful in providing a measure of the total indebtedness of the business.

	April 30, 2011	January 29, 2011	May 1, 2010
	$million	$million	$million

Long-term debt	-	-	(229.1)
Loans and overdrafts	(28.0)	(31.0)	(47.2)

	(28.0)	(31.0)	(276.3)

Cash and cash equivalents	394.1	302.1	447.1

Net cash	366.1	271.1	170.8

c) Free cash flow

Free cash flow is a non-GAAP measure defined as the net cash provided by operating activities less net cash flows used in investing activities. Management considers that it is helpful in understanding how the business is generating cash from its operating and investing activities that can be used to meet the financing needs of the business. Free cash flow does not represent the residual cash flow available for discretionary expenditure.
	13 weeks ended	13 weeks ended
	April 30, 2011	May 1, 2010
	$million	$million

Net cash provided by operating activities	105.3	184.2
Net cash used in investing activities	(12.9)	(6.3)

Free cash flow	92.4	177.9

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED

Date: May 26, 2011	By:	/s/ Mark Jenkins
Mark Jenkins
Group Company Secretary